Exhibit 99.1

Investor Day 2016 Jill Sullivan Greer Vice President - Investor Relations

Safe Harbor Statements in this presentation that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward - looking statements" as defined in the Private Securities L itigation Reform Act of 1995. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark - to - market adjust ments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the possible effects of ac cid ents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and bus iness operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or secur ity breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather , natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party reg ional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of envi ron mental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain man age ment and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our busi nes s; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions, including the effects o f Brexit ; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - lookin g statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fisc al year ended Dec. 31, 2015 and our Quarterly Report on Form 10 - Q for the quarterly period ended June 30, 2016. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of December 15, 2016, and which we have no current intention to update . In this presentation, we will discuss certain non - GAAP financial measures. You can find the reconciliations of those measures to comparable GAAP measures on our website at delta.com 1

Delta: America’s Leading Global Airline Ed Bastian Chief Executive Officer

Delta: America’s Leading Global Airline 3 America’s Best Run Airline Leading Partnerships Throughout the World Sustainable Margins, Returns, and Cash Flows Investment Grade Balance Sheet Provides Solid Foundation Setting the standard for financial, operational and service excellence in the airline industry

Rounding Out A Successful 2016

DELTA

Delivering on commitments to all Delta stakeholders results in another year of top-tier performance

Employees

- Recognizing best-in-industry performance with top compensation, ~$1 billion of profit sharing, and ~$92 million of Shared Rewards
- Employee satisfaction at all-time highs with engagement scores topping 89%
- Named to Fortune's Most Admired Companies list again in 2016

Customers

- Delivering the industry's best operation – with over 80 days of zero network cancellations and over 233 days of zero mainline cancellations, more than 4 times AAL/UAL/LUV combined
- Investing over $3 billion in improved products in 2016 including 38 new aircraft and new terminals in New York, Los Angeles, and Salt Lake City
- Customer satisfaction continues to improve – Net Promoter Score increased over 2 points to 40%

Investors

- Expecting ~$6 billion of pre-tax income and over $3 billion of free cash flow as business successfully offset headwinds from RASM weakness and cost pressures from investments in people, product, and operations
- Achieved investment grade rating
- More than $3 billion of dividends and buybacks, exceeding our commitment of 70% return of free cash flow to shareholders

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

4

All delivered by the best people and culture in the global industry Delta’s Model for Long - Term Success 5 +185% +165% +xx% +1xx% Safe, Reliable and Customer - Focused Operation Enhance Our Brand Premium Accelerate Globalization Invest for the Long Term

Changing Investor Perception 6 Importance of Unit Revenue Growth • More challenging pricing environment than expected in 2016, as yields were pressured by lower fuel, stronger dollar, geopolitical events and domestic competition • With rising fuel and labor costs, regaining positive unit revenue growth is necessary to sustain margin performance – and is our top financial priority • Capping 2017 capacity at 1% with a focus on firming current revenue trends Sustainability of Current Performance • More durable business model with diversified revenue streams, focus on cost productivity/innovation , and investment grade balance sheet • Strong brand with best - in - class customer satisfaction and highly engaged employees • Disciplined capital investment – reinvesting ~50% of operating cash flow in the business enables long - term earnings growth without burdening business with high leverage • Well - positioned to produce both solid profit and free cash flow throughout the cycle Ability to Achieve Long - Term Targets • 2017 is transition year – with market fuel prices rising for first time in four years and pressure on unit costs from lower capacity and employee/product investments. Unit revenue trends improving, but pace lags costs • Opportunity in 2017 to change trajectory. Hit low - end of long - term guidance in 2016 – as RASM and economic growth improve, we will continue to target these goals

A Sustainable Revenue Premium Glen Hauenstein President

Driving to Positive PRASM is a Priority

Line of sight to achieve positive unit revenue growth through disciplined capacity and revenue management

- Goal of achieving positive unit revenue growth in mid-2016 was delayed by ~6 months
  - Lower fuel prices, domestic close-in yield softness, foreign exchange rates, and multiple geopolitical shocks all pressured yields
- Good momentum in revenue environment as we move into 2017
  - Updating December quarter PRASM to decline ~3%, leading to operating margin of 10.5% - 11% versus prior outlook of 9.5% - 10.5%
  - Continued traction with close-in domestic yields
    - Domestic unit revenues expected to be roughly flat for the November - January period
- Conservative approach to capacity and revenue management for 2017 with a focus on firming current revenue trends
  - Capping 2017 capacity growth at 1% with domestic at 2% and international declining 1%



Year-Over-Year Unit Revenue Change
(4.6%)
(4.9%)
(6.8%)
~(3.0%)
1Q
2Q
3Q
4Q



Year-Over-Year Capacity Change
2%
1%
4.5%
2%
(1.5%)
(1%)
System
Domestic
International
2016
2017E

8

The Path to Positive PRASM 9 Commercial initiatives should result in flat PRASM in 1Q17 with improving trends Domestic • Capacity growth moderates to +2% in 2017 • Seeing very strong business demand following U.S. election, paving the way for positive RASM in 1Q • Domestic RASM has seen solid improvement with 50% of Domestic capacity achieving positive RASM in 4Q16, up from 20% in the Summer period • Branded Fares expansion into more markets and distribution channels continues with strong results Latin • Already achieving positive RASM in the region driven by Brazil and Mexico • Currency improvement in Brazil drives both better demand and higher fares – expect Brazil RASM to continue positive trends into 2017 • 2017 Latin capacity growth of 1% targets positive Mexico/Caribbean economic and leisure environments while returning growth to the improving Brazil region Pacific • 2017 capacity down 6% YoY ; reductions focused on underperforming markets • Reorienting capacity to focus on Chinese and Korean partnerships • I ndustry capacity growth remains elevated in 2017, which will challenge RASM • Adjusting Tokyo offering in light of Haneda liberalization • Yen at current levels is a modest headwind but minimal 2017 hedge impact compared to 5 point pressure in 2016 Atlantic • Challenging revenue environment due to continued currency headwinds and industry capacity growth by non - aligned and low - cost carriers • Currency exacerbating winter seasonality, but expect robust U.S. summer demand to Europe • Delta’s capacity is roughly flat with a focus on leveraging partner hubs and seasonal U.S. point of sale • Margins remain strong Expecting flat PRASM in 1Q17

Customer Focus Drives Revenue Premium Achieving a revenue premium by focusing on the products and services that our customers value and want to purchase 10 • Delta’s strong customer focus combined with investments in our fleet, network, product, and partners have driven a significant revenue premium to the industry • Initiatives for 2017 and beyond in place to sustain and improve upon that performance, including producing a premium to the industry in each international entity 97% 103% 109% 2005 2011 2016 Delta Passenger Unit Revenue vs . Industry Note: 2005 numbers adjusted to include Northwest Airlines 19.0% 20.2% 40.2% 2005 2011 2016 Delta Domestic Net Promoter Score 21 pts

Investing in Products and Amenities that Customers Value 11 Delta One / First Class • Introducing the A350 - 900 in the Pacific, including the world’s first all - suite business class + • F irst major U.S. airline customer for the C Series, which offers better customer experience and range • Replacing MD88 aircraft with new larger A321s and 737 - 900ERs for better product offering and segmentation • Reduced reliance on regional aircraft • Consolidating in T2/T3 at LAX to be the only carrier with connecting domestic and international operations behind security • New York LaGuardia project to replace terminals C & D with state - of - the - art facilities • Streamlined check - in, security, and baggage claim to improve customer experience • New flagship Sky Clubs in Seattle and Atlanta • Improved amenities including available spa treatments and upgraded food and beverage

Better Segmentation Drives Stronger Brand and Customer Loyalty 12 Further segmenting our product to give our customers an even more tailored experience Branded Fares Revenue: 2014 - 2019 • Delta One/First Class: Exceptional comfort and luxurious details • Delta Premium Select: A new superior cabin providing an elevated experience, available soon in select markets • Delta Comfort+: An enhanced travel option offering additional comfort, convenience and features • Main Cabin: High standard of service with additional flexibility and choice • Basic Economy: Enjoy the same Main Cabin experience at a lower cost, in exchange for fewer options $0.9B $1.2B $1.4B $1.7B $2.7B 2014 2015 2016 2017E 2019E $ 1.8B • Matching the right product with the right customer • Introducing Premium Select as an additional product to further customize our offering

Maintaining Our Lead in Customer Segmentation 13 34% 43% 50% 2015 2016 2018 Goal Delta Comfort+ Paid Load Factor More Markets Improved Distribution Better Revenue Management • Basic Economy domestic rollout expected to be complete by mid - 2017 • Broader international rollout to follow in 2017/18 • Grew Comfort+ and First Class seats by 13% and 3%, respectively in 2016 • Working across distribution channels to offer upsell opportunities to higher fare classes • Building history in revenue management system to better optimize load factors and pricing • Using predictive modeling to deliver differentiated product recommendations 0% 2% 38% 100% 2014 2015 2016 2017E Percentage of Domestic Markets Offering Basic Economy

SkyMiles Buy More Than Tickets Change to revenue - based program has created a currency that customers can now use to tailor their experience 14 • After revolutionizing the way miles are earned with revenue - based accrual, we are giving our customers even more redemption options powered by SkyMiles : – Upgrades – Sky Club passes/memberships – SkyMiles Experiences – Enhanced food and beverages in Sky Clubs – Spa services in select clubs – Delta Private Jets • Piloting ways to make miles even more valuable with the ability to pay for additional services: – Change fees – On - board Wi - Fi – Unaccompanied minor fees – Pet charges More useful SkyMiles program creates greater brand loyalty

Leading Co - Brand Partnership in the World 15 Stronger loyalty program has more value for all partners • Partnering with American Express since 1996 to create the world’s most valuable airline co - brand portfolio • American Express partnership is expected to produce over $300 million in incremental value for 2016 – E xpect to achieve a $4 billion annual contribution by 2021 – Majority of increase comes from growth in co - brand card portfolio benefitting both Delta and American Express • Credit card acquisitions are at record levels this year and will end the year up double digits • Also leveraging American Express’ unique position as both credit card provider and largest global travel agency • Cooperation with American Express includes co - brand card, Membership Rewards, Sky Club, and Merchant Services Delta - Amex Co - Brand Contribution $2.0B $2.4B $2.7B $3.0B $4.0B 2014 2015 2016 2017E 2021E

v Leveraging the Best Alliance Partners Around the World 16 • R elationships with world - leading partners make Delta stronger in every geography and help diversify our top line • With our SkyTeam and alliance partners, we cover markets comprising 98% of US - international passenger demand • 49% equity stake and 50/50 joint venture • 50/50 joint venture – combined annual revenues of $10 billion+ • Proposed tender offer for 49% ownership – expected to close in 2017 • Expecting to implement 50/50 joint venture for $1.5 billion combined revenue • 10% equity stake • Strong partnership has allowed Gol’s successful restructuring during Brazil turbulence, setting company up for longer - term success • Immunized joint venture • 3.2% equity stake • Building deeper commercial relationship • Deepening partnership – roundtrip connectivity to 142 destinations in the Americas and 33 in Asia • Robust partnership providing codeshare access to 33 Canadian and 77 U.S. destinations • Offers round - trip connectivity to over 20 destinations in China

Maintaining Our Revenue Premium A Sustainable Revenue Premium 17 +185% +165% +xx% +1xx% Strong Focus on the Customer Investments in Products and Services Better Customer Segmentation Leading Partners Around the World

Running A Reliable, Customer - Focused Operation Gil West Chief Operating Officer

Delivering Top Tier Performance and Continuous Improvement 19 November YTD Performance 1 3.43 2.96 2.53 1.80 1.5 2.0 2.5 3.0 3.5 4.0 American Southwest United Delta DOT Missed Bag Ratio 98.8% 98.8% 99.0% 99.5% 95% 96% 97% 98% 99% 100% American Southwest United Delta 62.5% 62.7% 70.8% 74.7% 55% 60% 65% 70% 75% Southwest American United Delta 1: Preliminary 2016 figures; actual results pending. DOT Completion Factor and On - Time (A0) through November YTD 2016. DOT Misse d Bag Ratio through October YTD 2016 2: 2010 through 2015 full year results DOT Completion Factor 98.0% 98.6% 99.5% 99.7% 99.2% 99.6% 99.5% 2010 2011 2012 2013 2014 2015 2016 On - Time (A0) 3.49 2.66 2.10 2.19 2.30 2.08 1.80 2010 2011 2012 2013 2014 2015 2016 58.5% 65.4% 70.5% 67.2% 66.6% 71.0% 74.7% 2010 2011 2012 2013 2014 2015 2016 #1: 11 of 12 months #1: 12 of 12 months #1: 10 of 12 months DOT Missed Bag Ratio DOT Completion Factor On - Time (A0) Long Term Trends 1,2 67% Cancel Reduction ( 48%) +28% LTM Rank

222 78 36 6 5 DL DC UA WN AA Domestic 100% Completion Factor Days 2 Setting New Standards • Crew systems/ Technology • Connectivity/ Mobile • Process Engineering • Simulators TechOps • Superior execution, skill, and flexibility • New technology capabilities • Maintenance footprint and infrastructure • Big Data/ P redictive Maintenance • Logistics/ Industrial processes • Delta Material Services/ Delta Flight Products/ Maintenance Repair and Overhaul Flight Crews 20 0 7 14 67 79 143 222 2010 2011 2012 2013 2014 2015 2016 5,212 3,057 1,212 748 404 240 123 2010 2011 2012 2013 2014 2015 2016 (98%) +222 days System 100% Completion Factor Days 1 Maintenance Cancellations 1 1: 2010 through 2016 November YTD results 2: Competitive data available through October YTD Managing Complexity Through Core Investments Ground • RFID • Bag Systems • IROP Capability De - ice/ Thunderstorms • Task Assignment/ Execution • Mobile • Technology • GA Tech Development Center • DGS • TSA Innovation Lanes Perfect 100% Completion Factor Days Delta Connection

Delta Connection Performance • Summer/winter seasonal reliability prep speedlines • Targeted reliability visits between carriers • Leverage Delta TechOps • Network restructuring (focus on LGA) • Crew staffing optimization • Substitution operations Innovation Connection Performance • 67% reduction in mechanical cancellations coming off record breaking 2015 • 171 100% Maintenance completion factor days; 130 more than 2015 • YOY improvement in 100% controllable completion factor days for every carrier • Record 100% crew completion factor • Delta Connection record streak without any cancels (September - 13.2 days) • Endeavor achieved 135 consecutive days without a controllable cancel 21 0 1 11 93 2013 2014 2015 2016 4,338 3,475 1,997 656 2013 2014 2015 2016 (85%) Delta Connection 100% Completion Factor Days 1 Delta Connection Maintenance Cancellations 1 1: 2013 through 2016 November YTD results

Customer Experience 22.1% 34.7% 39.6% 43.0% 48.7% 2012 2013 2014 2015 2016 Flight Attendant Interaction NPS 1 22 • Sophisticated customer surveys • Driving record performance • Customer centric training • Service recovery focus • Leveraging technology and analysis • Mobile • Delta Private Jets Innovation Awards and Recognition • Top Airline by Business Travel News for 6 consecutive years • Most Admired Airline for the 5 th time in 6 years by Fortune Magazine • Reservation Sales Earns J.D. Power Certification for 3 rd Consecutive Year • Delta One named “Best Business Class” by Chinese travel media • Fortune Magazine’s Best Places to Work Product • F ree entertainment content library • Wi - Fi equipped fleet • Facility investments and new Sky Clubs • Fresh, locally sourced food and beverages • New modern mainline aircraft interiors • Airport investment in ATL, LGA, SLC, SEA, and LAX 1: 2010 through 2015 full year results. 2016 through November YTD 15.3% 20.0% 27.2% 31.1% 33.5% 37.8% 40.2% 2010 2011 2012 2013 2014 2015 2016 Domestic Net Promoter Score 1

Our Culture Fuels Our Success Joanne Smith Chief Human Resource Officer

Balanced Investments, Leading Results 24 Delta’s virtuous circle – a balanced investment in its employees, customers, and shareholders – has produced industry - leading results. It begins with meaningful investments in employees. Sustainable Margins, Returns, and Cash Flows Industry’s Best Operational Performance Leading Net Promoter Score

Care and Wellness Providing tools to increase physical, emotional, and financial fitness Development and Inclusion Fashioning , cultivating, and empowering the leaders of tomorrow Technology Making work faster, friendlier, and more efficient with better technology Investments Beyond a Paycheck 25 Engagement Creating opportunities to connect with and celebrate our people

Culture: Our Greatest Competitive Advantage 26 Drive the Business Support our Communities Servant leadership and results orientation are core values and key differentiators We don’t just fly there - caring for and giving back to each other and the communities we serve is in our DNA Breast Cancer Research Foundation Habitat for Humanity Toys for Tots

A Great Place to Work 27 Annual Employee Survey 2016 Employee Engagement scores at an all time high 81% 84% 86% 88% 89% 2012 2013 2014 2015 2016

A Durable Business Model Paul Jacobson Chief Financial Officer

• Capex has built in flexibility with a target to not exceed 50% of operating cash flow • Allows Delta to address upcoming fleet retirements and continue upgauging the domestic fleet • Productivity benefits to offset cost pressures from fuel, lower capacity, and investments in product and service • Non - fuel unit cost growth is expected to be below 2% over the long - term • Balance sheet de - risking has resulted in investment grade rating • Committed to returning at least 70% of free cash flow to shareholders – with an increasing portion coming through the dividend A Durable Business Model Cost Productivity Mitigates Headwinds Capital Efficient Investment Strategy Balanced Capital Deployment Cost productivity, investment grade balance sheet, and balanced capital deployment are the foundation for long - term, sustainable financial results 29

Productivity to Help Mitigate Cost Pressures

Delta remains committed to delivering non-fuel unit cost growth of 2% or less over the long-term

- 2013-2017 non-fuel unit cost CAGR of 2.5% includes ~50 basis points of pressure from profit sharing given robust pre-tax earnings growth
- 2017 non-fuel unit costs expected to be up 2-3%
  - Cost pressure weighted toward 1H17 with non-fuel CASM expected to be lower year-on-year in the second half, as 2016 pilot deal including retro-payment drove 8 points of CASM pressure in 4Q16
  - Capping capacity growth at 1% pressures unit cost
- Delta expects to drive ~$1.5 billion of productivity savings in 2017, which will help mitigate non-fuel cost pressures from investments in people, product, and service
  - Maintenance savings and productivity from new aircraft and materials purchases
  - Upgauging benefits continue
  - Further leveraging technology investments as well as our scale with suppliers to drive cost productivity


Historical Non-Fuel Unit Cost Growth
Labor CASM Pressure
3.0%
2.7%
1.8%
~3.5%
~3.5%
-4.0%
~2-3%
2013
2014
2015
2016
2017E
Non-Labor CASM

ASMs YoY:	1.0%	3.0%	3.0%	~2%	1%

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

30

More Runway for Upgauging Benefit 31 Continuing to develop a larger - gauge, more cost - efficient fleet • Increasing average seats per departure on narrowbody fleet by ~5% between 2016 and 2018 – more efficient capacity production drives margin and cost productivity – Continued retirement of 50 seat aircraft – expect fleet to be at 100 by year - end 2018 – Replacement of ~150 - seat MD88 aircraft with newer, 180 - 190 - seat A321s and 737 - 900ERs • Newer technology aircraft offer added efficiency and protection against future fuel price increases – C series offers next - generation technology at the 110 - 130 seat gauge – A350 and A330neo replacement of the 747 will bring Delta from highest to lowest - cost producer in the Pacific 114 116 118 120 123 126 2013 2014 2015 2016 2017E 2018E Delta Narrowbody Gauge $420 $408 747 A350/A330neo Widebody Seat Cost 5,500 Miles | $1.59 Fuel Price

Operational Efficiency Drives Cost Savings

Delta's leading operational reliability and maintenance strategy drive cost benefits

- Delta has made significant investments to support its strong operational performance
  - Line maintenance stations added in 9 non-hub cities including recent openings in Dallas, Raleigh, and Nashville
  - Crew scheduling systems allow for efficient deployment including reroutes during IROPs
  - RFID bag tagging improves visibility and staffing efficiency
- Operational investments continue to drive cost benefits
  - Decreased taxi times by 2.5% over the past 2 years, driving fuel efficiency and improved on-time performance
  - Maintenance strategy and best employees in the industry have resulted in Delta's maintenance costs being ~15% below the industry average
- Delta realized ~$100 million in cost savings in 2016 through better operational performance since 2010
  - Mainline cancellations down by 98%



Maintenance Cost Per Seat Block Hour ($)
LTM 2Q16
Industry Avg. (Ex-DL): 5.1
4.32
4.73
4.99
5.11
5.40
SOUTHWEST
jetBlue
UNITED
YOY Change H/(L)
(7.7%)
5.4%
2.2%
(1.0%)
(6.6%)

Source: Form 41 data

32

2017 Fuel Prices Expected to be Higher for First Time Since 2014

Rising fuel price environment underscores importance of unit revenue growth and strong cost controls

- Market jet fuel prices forecast to increase nearly 30% and drive ~$1.2 billion in incremental cost for Delta in 2017
  - Year-over-year fuel expense headwind greatest in 1Q and therefore will have an outsized impact on margins
- Delta currently has no open fuel hedges and losses from previously closed positions are frozen at ~$300 million in 2017
- Focused on improving upon Delta's relative price advantage to the industry
  - Delta currently realizes a ~2-3¢ jet fuel price advantage with initiatives underway to help widen the gap
- The refinery provides Delta with logistical expertise and creates opportunities to drive efficiency and value through the fuel supply chain
  - Delta currently expects the refinery to contribute ~$50 million in 2017
- Refleeting and upgauging initiatives driving better fuel efficiency
  - Delta has consistently achieved a ~1.5% improvement in consumption annually and is targeting a similar improvement going forward
  - New aircraft are ~20-25% more fuel efficient than the older fleet types being retired

Brent Prices ($/BBL)



$102
$54
$45
+33%
$60
2014
2015
2016
2017E

Unhedged Fuel Prices



$3.16 $3.16
$3.23 $3.22
$3.11 $3.11
$2.89 $2.94
$1.67 $1.76
$1.41 $1.43
2011
2012
2013
2014
2015
2016
Delta
OA Avg.

33

Sustainable Capital Deployment Strategy Balanced approach to capital deployment supports sustainable earnings and shareholder returns 34 Reinvest In The Business • Capital spending targeted not to exceed 50% of operating cash flow • Allows for replacement of ~30% of Delta’s mainline fleet from 2016 - 2020 • Strategic investments in international airlines allow for capital efficient growth • Provides for continued investment in technology improvements Strengthen The Balance Sheet • Targeting $4 billion in adjusted net debt in 2020 • Progress recognized with investment grade rating by Moody’s and Fitch • Committed to ~$1.2 billion per year in pension funding through 2020 • Balance sheet progress will allow Delta to shift cash from debt and pension funding to pay cash taxes in 2019 Return Cash To Shareholders • Expect to return at least 70% of free cash flow to shareholders over the next two years • Delta has now returned more than $7 billion and repurchased ~17% of the outstanding shares of the company since 2013 • Plan to increase dividend as a percentage of total cash returned over the next several years

Disciplined Investment Strategy

Capital spending plan allows Delta to address upcoming fleet retirements and invest in high return opportunities

- Capital expenditure targeted not to exceed 50% of operating cash flow
  - Improved profitability drives strong and more consistent operating cash generation
  - Allows Delta to address upcoming fleet retirements, while continuing to reduce 50-seaters
  - Delta will upgauge the domestic fleet by an additional 5% through 2018
  - Replacing ~30% of the mainline fleet 2016-2020
  - Funds ~$700 million strategic investment in Aeromexico
  - Delta plans to invest $450 million in technology in 2017

Capital Spending as a % of Operating Cash Flow


48%
56%
60%
64%
85%
DELTA
SOUTHWEST AIRLINES
UNITED
HQIT Avg.
American Airlines

Delta Fleet Age (Years)


17.0
16.6
15.4
2016
2017E
2020E

Note: High quality industrial transports (HQIT) include CHRW, CSX, EXPD, FDX, KSU, NSC, R, UNP, UPS; Source: Factset; Capex as % of OCF for last 2 years ended 9/30/2016

35

($300) ($150) $0 $150 $300 2016 2018E 2020E Proactively Managing Our Pension Obligations • Delta plans to continue contributing ~$1.2 billion annually to the pension plan through 2020 • Delta’s pension liability is estimated to be $11 billion at year - end – Each 50 basis point increase in the discount rate reduces the pension liability by ~$1 billion • Funding the pension at more than the required rate helps lower future mandatory contributions and pension expense – The minimum required contribution is less than $ 500 million in 2017 (a decline of over $200 million since 2010), and will continue to move lower – Pension expense will decline at an accelerating rate Pension contributions are above required levels and expected to result in an 80% funded status in 2020 36 Pension Funded Status Pension Expense 40% 60% 80% 100% 120% 2016 2018E 2020E Funded status at current discount rate Funded status assuming increased rates (+200bps)

DELTA

Maintaining Our Investment Grade Balance Sheet

De-risked balance sheet has driven an investment grade rating and will allow for consistent shareholder returns

- Balance sheet progress recognized with investment grade rating by Moody's and Fitch
- Continue to target $4 billion adjusted net debt by 2020
  - Achieving debt target and pension funding goals should allow Delta to absorb cash taxes without impacting shareholder returns
  - ~$1 billion of debt maturing in 2017
- Delta currently has ~$6 billion in unencumbered assets
  - New aircraft deliveries will increase the unencumbered asset base, further enhancing Delta's financial flexibility



Debt/EBITDAR
8.2x
2.8x
0.8x
2009
2012
9/30/2016



Unencumbered Assets
~$6B
$430M
2009
2016

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

37

Delta Committed To Consistent Shareholder Returns Plan to return 70% of free cash flow to owners, with an increasing focus on the dividend 38 • Dividend represents a long - term commitment to consistently return cash to owners - Delta expects to return a greater percentage of its cash through dividends going forward • Delta has consistently increased the dividend since 2013 • Delta has demonstrated a willingness to accelerate buybacks with excess free cash flow • 3rd share repurchase authorization on track to be completed ahead of schedule • Delta has repurchased 16% of its current market cap since 2013, while paying down $3 billion in debt Share Repurchases Regular d ividend run - rate of $615 million per year Plan to complete $5 billion share repurchase authorization by mid - 2017 Annual Dividend $ 100M $251M $359M $509M $615M 2013 2014 2015 2016 Run-Rate @ $0.81/sh. $250M $1,100M $2,200M $2,600M 2013 2014 2015 2016

Opportunity In Proving Durability 39 Note: High quality industrial transports include CHRW, CSX, EXPD, FDX, KSU, NSC, R, UNP, UPS; Adjusted for special items; FCF Conversion is 2013 - 2016E average; Source is FactSet Implied Delta Stock Price at High Quality Industrial Transport Valuation Multiples +185% + 165% $50 $95 $ 115 Current Stock Price DAL @ High Qual. Ind. Trans. P/E Multiple DAL @ High Qual. Ind. Trans. Free Cash Flow Multiple ~98% ~55% Delta High Qual. Ind. Transports Free Cash Flow Conversion Shareholder Returns Per Share Delta’s stock price implies significant opportunity in reinforcing earnings sustainability +90% + 130% $0.41 $1.60 $3.18 $3.49 $3.81 $3.42 $4.03 $2.10 2013 2014 2015 YTD 2016 Delta High Qual. Ind. Transports

Non - GAAP Reconciliations 40

Non - GAAP Reconciliations 41 Non - GAAP Financial Measures Pre - Tax Income and Net Income, Adjusted Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures. Forward Looking Projections. While we are able to reconcile forward looking non-GAAP financial measures related to 2016, we do not reconcile future period measures (i.e., beyond 2016) because mark-to-market ("MTM") adjustments and settlements will not be known until the end of the period and could be significant. Year Ended Year Ended Year Ended December 31, 2015 December 31, 2014 December 31, 2013 Pre-Tax Income Net Net Net Net (in billions) Income Tax Income Income Income Income GAAP 6.6$ (2.2)$ 4.4$ 4.5$ 0.7$ 10.5$ Adjusted for: MTM adjustments and settlements (0.5) 0.2 (0.3) (0.8) 1.5 (0.3) Restructuring and other — — — — 0.4 0.4 Loss on extinguishment of debt — — — — 0.2 — Release of tax valuation allowance — — — — — (7.9) Virgin Atlantic MTM adjustments (0.1) — (0.1) — — — Total adjustments (0.6) 0.2 (0.4) (0.8) 2.1 (7.8) Non-GAAP $ ~6.0 (2.0)$ 4.0$ 3.7$ 2.8$ 2.7$ (Projected) Year Ended December 31, 2016 We adjust for the following items to determine pre-tax income and net income, adjusted, for the reasons described below: MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown. Loss on extinguishment of debt. Because of the variability in loss on extinguishment of debt, the exclusion of this item from this measure is helpful to investors to analyze the company’s recurring core operational performance in the periods shown. Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the periods shown. Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company's recurring core performance in the periods shown. Release of tax valuation allowance. Because of the uniqueness of the net gain related to the reversal of the tax valuation allowance, the exclusion of this gain allows investors to better understand and analyze the company's core operational performance in the period shown.

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures.

Forward Looking Projections. While we are able to reconcile forward looking non-GAAP financial measures related to 2016, we do not reconcile future period measures (i.e., beyond 2016) because mark-to-market ("MTM") adjustments and settlements will not be known until the end of the period and could be significant.

Pre-Tax Income and Net Income, Adjusted

We adjust for the following items to determine pre-tax income and net income, adjusted, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company's recurring core performance in the periods shown.

Loss on extinguishment of debt. Because of the variability in loss on extinguishment of debt, the exclusion of this item from this measure is helpful to investors to analyze the company’s recurring core operational performance in the periods shown.

Release of tax valuation allowance. Because of the uniqueness of the net gain related to the reversal of the tax valuation allowance, the exclusion of this gain allows investors to better understand and analyze the company's core operational performance in the period shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the periods shown.

	(Projected)
	Year Ended			Year Ended	Year Ended	Year Ended
	December 31, 2016			December 31, 2015	December 31, 2014	December 31, 2013
	Pre-Tax	Income	Net	Net	Net	Net
(in billions)	Income	Tax	Income	Income	Income	Income
GAAP	$6.6	$(2.2)	$4.4	$4.5	$0.7	$10.5
Adjusted for:
MTM adjustments and settlements	(0.5)	0.2	(0.3)	(0.8)	1.5	(0.3)
Restructuring and other	–	–	–	–	0.4	0.4
Loss on extinguishment of debt	–	–	–	–	0.2	–
Release of tax valuation allowance	–	–	–	–	–	(7.9)
Virgin Atlantic MTM adjustments	(0.1)	–	(0.1)	–	–	–
Total adjustments	(0.6)	0.2	(0.4)	(0.8)	2.1	(7.8)
Non-GAAP	$ ~6.0	$(2.0)	$4.0	$3.7	$2.8	$2.7

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Free Cash Flow and Free Cash Flow Conversion

We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our fuel hedge portfolio by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2015 and require approximately $300 million in cash payments in 2016. During the March 2016 quarter, we further deferred settlement of a portion of our hedge portfolio until 2017 by entering into transactions that, excluding market movements from the date of inception, would provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Free cash flow is adjusted to include the impact of these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the periods shown.

Hedge margin. Free cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the periods shown.

	(Projected)
	Year Ended	Year Ended	Year Ended	Year Ended
(in billions)	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Net cash provided by operating activities	$6.8	$7.9	$4.9	$4.5
Net cash used in investing activities	(2.1)	(4.0)	(2.5)	(2.7)
Adjusted for:
Hedge deferrals	(0.2)	0.4	–	–
Hedge margin	(0.1)	(0.8)	0.9	–
SkyMiles used pursuant to advance purchase under AMEX agreement	–	–	–	0.3
Net (redemptions)/purchases of short-term investments and other	(1.1)	0.3	0.4	–
Total free cash flow	$3.3	$3.8	$3.7	$2.1

	(Projected)
	Year Ended	Year Ended	Year Ended	Year Ended
Free cash flow conversion	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Total free cash flow	$3.3	$3.8	$3.7	$2.1
Net income, adjusted	$4.0	$3.7	$2.8	$2.7
Free cash flow conversion	83%	102%	130%	77%	98% Average

Our free cash flow conversion rate for the period from 2013 to 2016 is 98%. Free cash flow conversion is calculated by dividing total free cash flow by net income, adjusted. Both of these measures are reconciled above.

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Non-Fuel Unit Cost per Available Seat Mile, Including Profit Sharing (“CASM-Ex”)

We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze our recurring core performance in the periods shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Pilot contract impact. Delta’s new pilot contract was ratified on December 1, and the contract is retroactive to January 1, 2016. As a result, Delta will recognize $475 million in retroactive wages and other benefits in the December quarter. We believe that adjusting these periods allows investors to better understand and analyze the company's core operational performance on a year-over-year basis.

Base pay rate increase. In the third quarter 2015 we announced a 14.5% increase in base pay rates for eligible merit, ground and flight attendant employees, effective December 1, 2015. We believe that adjusting this period for the base pay increases allows investors to better understand and analyze the company's core operational performance on a year-over-year basis.

	(Projected)
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
CASM (cents)	12.93	13.33	15.92	14.77	14.97
Adjusted for:
Aircraft fuel and related taxes	(2.36)	(3.07)	(5.64)	(4.92)	(5.31)
Restructuring and other	–	(0.01)	(0.30)	(0.17)	(0.20)
Other expenses	(0.45)	(0.48)	(0.37)	(0.32)	(0.38)
CASM-Ex	10.12	9.77	9.61	9.36	9.08
Year-over-year change	~3.5%	1.8%	2.7%	3.0%

Labor pressure:
Pilot contract impact	1.5%
Base pay rate increase	2.0% - 2.5%
Total labor pressure	3.5% - 4.0%
Year-over-year change adjusted for labor pressure	Flat - (0.5)%

	(Projected)
	Three Months Ended	Three Months Ended
	December 31, 2016	December 31, 2015	Change
CASM (cents)	14.15	13.38
Adjusted for:
Aircraft fuel and related taxes	(2.48)	(2.84)
Other expenses	(0.49)	(0.37)
CASM-Ex	11.18	10.17	10%
Adjusted for:
Pilot contract impact	(0.81)	–
CASM-Ex, adjusted for pilot contract impact	10.37	10.17	2%
Year-over-year pilot contract impact			8 pts

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Unhedged Fuel Price per Gallon

The tables below show fuel price per gallon. We then adjust for the impact of hedging on the price per gallon to show our total unhedged fuel price. Removing hedging activity allows investors to better analyze the company's fuel costs in comparison to the industry in the periods shown.

	(Projected)
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2016	2015	2014	2013	2012	2011
Fuel price per gallon	$1.48	$1.90	$3.47	$2.99	$3.24	$3.05
Airline segment fuel hedge gains/(losses) per gallon	(0.07)	(0.23)	(0.58)	0.12	(0.01)	0.11
Unhedged fuel price per gallon	$1.41	$1.67	$2.89	$3.11	$3.23	$3.16

Capital Spending, Adjusted

Delta presents capital spending, adjusted, which includes strategic investments, because management believes incorporating these amounts provides a more meaningful financial measure for investors when comparing capital spending in relation to the industry.

Two Years Ended
(in billions)	September 30, 2016
Property and equipment additions	$6.2
Adjusted for:
Acquisition of London-Heathrow slots	0.3
Purchase of equity investments	0.5
Capital spending, adjusted	$7.0
Operating cash flow, GAAP	$14.6
Capital spending as a percentage of operating cash flow	48%

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EBITDAR, Adjusted

Earnings before interest, taxes, depreciation, amortization and aircraft rent ("EBITDAR") has been presented as management believes it is helpful to investors in analyzing the core operational performance of the company. We adjust for the following items to determine EBITDAR, adjusted, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the periods shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the period shown.

	Twelve Months Ended	Year Ended	Year Ended
(in millions)	September 30, 2016	December 31, 2012	December 31, 2009
GAAP Pre-tax income/(loss)	$7,217	$1,025	$(1,581)

Other non-operating expense, net	432	1,150	1,257
Depreciation and amortization	1,881	1,565	1,536
Aircraft rent	271	272	480
Adjusted for:
MTM adjustments and settlements	(530)	(27)	–
Restructuring and other	–	452	407
Virgin Atlantic MTM adjustments	(92)	–	–
EBITDAR, adjusted	$9,179	$4,437	$2,099

Debt	$7,565	$12,555	$17,198
Debt to EBITDAR, adjusted	0.8	2.8	8.2

Adjusted Net Debt

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile.

	(Projected)
(in billions)	December 31, 2016		December 31, 2013
Debt and capital lease obligations	$7.3		$11.2
Plus: unamortized discount, net and debt issuance costs	0.1		0.5
Adjusted debt and capital lease obligations		$7.4		$11.7
Plus: 7x last twelve months' aircraft rent		2.0		1.5
Adjusted total debt		9.4		13.2
Less: cash, cash equivalents and short-term investments		(3.1)		(3.8)
Adjusted net debt		$6.3		$9.4
Period-over-period change		$(3.1)

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